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                                                                      EXHIBIT 99


                  Richard D. Falcone, CFO       Joseph M. Zappulla
                  TACT                          Wall Street Investor Relations
   [GRAPHIC]      732-499-8228                  212-714-2445
                  rfalcone@tact.com             jzappulla@wallstreetir.com



FOR IMMEDIATE RELEASE


                             TACT RECEIVES EXTENSION
                    FROM NASDAQ LISTING QUALIFICATIONS PANEL

NEW YORK, NY, May 16, 2003 - The A Consulting Team, Inc. ("TACT") (Nasdaq:
TACX), an IT and e-Service provider to Fortune 1000 companies, today announced that it has received an additional extension to August 11, 2003 from Nasdaq's Listing Qualifications Panel to comply with the minimum bid price requirement necessary to remain listed on Nasdaq's SmallCap Market.

         About TACT
TACT (Nasdaq: TACX) is an end-to-end IT Services and e-Services provider to Fortune 1000 companies and other large organizations. TACT through its SMART Approach, a leading edge set of end-to-end solutions and services that include Strategy, Methodology, Architecture, Resources and Tools provides its clients with modernization services, which include systems that should be replaced and rewritten, enhanced, converted or Web Enabled. More information about TACT(R) can be found at its web site at http://www.tact.com.


"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 28, 2003.